EXHIBIT 99.1

Broadridge Reports First Quarter Fiscal 2026 Results
Recurring revenues grew 9%; up 8% constant currency
Diluted EPS was $1.40 and Adjusted EPS rose 51% to $1.51
Raising outlook for FY’26 Recurring revenue growth constant currency to higher end of 5-7% guidance
Reaffirming FY’26 guidance including Adjusted EPS growth of 8-12% and Closed sales of $290-$330 million
NEW YORK, N.Y., November 4, 2025 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2025 of its fiscal year 2026. Results compared with the same period last year were as follows:

Summary Financial Results	First Quarter
Dollars in millions, except per share data	2025	2024	Change

Recurring revenues	$977	$900	9%
Constant currency growth (Non-GAAP)			8%
Total revenues	$1,589	$1,423	12%

Operating income	$189	$134	40%
Margin	11.9%	9.4%

Adjusted Operating income (Non-GAAP)	$251	$185	36%
Margin (Non-GAAP)	15.8%	13.0%

Diluted EPS	$1.40	$0.68	106%
Adjusted EPS (Non-GAAP)	$1.51	$1.00	51%

Closed sales	$33	$57	(43%)

“Broadridge delivered strong first quarter results, including 8% Recurring revenue growth constant currency, near-record event-driven revenue, and 51% Adjusted EPS growth,” said Tim Gokey, Broadridge CEO. “We continue to execute on our strategy of democratizing and digitizing governance, simplifying and innovating capital markets, and modernizing wealth management.

“We are also deploying our capital to drive long-term growth. During the quarter, we made two tuck-in acquisitions to strengthen our governance business and repurchased $150 million of our shares.

“With a strong start to fiscal 2026, we now expect Fiscal Year 2026 Recurring revenue growth at the higher end of our 5-7% guidance range, and are reaffirming our guidance for continued margin expansion, 8-12% Adjusted EPS growth, and strong Closed sales of $290-$330 million,” Mr. Gokey concluded.

Fiscal Year 2026 Financial Guidance

	FY’26 Guidance	Updates
Recurring revenue growth constant currency (Non-GAAP)	5 - 7%	Higher end
Adjusted Operating income margin (Non-GAAP)	20 - 21%	No Change
Adjusted Earnings per share growth (Non-GAAP)	8 - 12%	No Change
Closed sales	$290 - $330M	No Change
Financial Results for First Quarter Fiscal Year 2026 compared to First Quarter Fiscal Year 2025
•Total revenues increased 12% to $1,589 million from $1,423 million.
◦Recurring revenues increased $77 million, or 9%, to $977 million. Recurring revenue growth constant currency (Non-GAAP) was 8%, driven by organic growth and acquisitions in ICS and GTO.
◦Event-driven revenues increased $51 million, or 81%, to $114 million, driven by a higher volume of mutual fund proxy communications.
◦Distribution revenues increased $39 million, or 8%, to $498 million, driven by the postage rate increase of approximately $25 million and higher event-driven mailings.
•Operating income was $189 million, an increase of $54 million, or 40%. Operating income margin increased to 11.9%, compared to 9.4% for the prior year period, primarily due to higher Recurring and Event-driven revenues.
◦Adjusted Operating income was $251 million, an increase of $66 million, or 36%. Adjusted Operating income margin was 15.8% compared to 13.0% for the prior year period. The combination of higher distribution revenue and higher float income negatively impacted margins by 30 basis points.
•Interest expense, net was $24 million, a decrease of $8 million, primarily due to lower average borrowings.
•The effective tax rate was 22.4% compared to 20.4% in the prior year period. The change in effective tax rate for the three months ended September 30, 2025 was primarily driven by an increase in pre-tax income relative to total discrete tax benefits.
•Net earnings increased 107% to $165 million and Adjusted Net earnings increased 51% to $178 million.
◦Diluted earnings per share increased 106% to $1.40, compared to $0.68 in the prior year period, and
◦Adjusted earnings per share increased 51% to $1.51, compared to $1.00 in the prior year period.
Segment and Other Results for First Quarter Fiscal Year 2026 compared to First Quarter Fiscal Year 2025
Investor Communication Solutions (“ICS”)
•Total revenues were $1,130 million, an increase of $114 million, or 11%.
◦Recurring revenues increased $25 million, or 5%, to $518 million. Recurring revenue growth constant currency (Non-GAAP) was 5%, driven by 4pts of Net New Business and 1pt from acquisitions.
◦By product line, Recurring revenue growth and Recurring revenue growth constant currency (Non-GAAP) were as follows:
▪Regulatory rose 4% and 4%, respectively. Equity revenue position growth was 7% and Mutual fund/ETF position growth was 2%.
▪Data-driven fund solutions rose 3% and 2%, respectively, driven by growth in retirement and workplace products.
▪Issuer rose 6% and 6%, respectively, driven by growth in disclosure solutions and shareholder engagement solutions.

▪Customer communications rose 8% and 8%, respectively, driven by organic growth in digital and print revenues, as well as the acquisition of Signal Agency Limited (“Signal”).
◦Event-driven revenues increased $51 million, or 81%, to $114 million, driven by a higher volume of mutual fund proxy communications.
◦Distribution revenues increased $39 million, or 8%, to $498 million, primarily driven by the postage rate increase of approximately $25 million and higher Event-driven mailings.
•Earnings before income taxes increased by $30 million, or 31%, to $126 million, from higher Recurring and Event-driven revenues. Operating expenses rose 9%, or $84 million, to $1,004 million driven by the impact of the postage rate increase and volume related expenses.
•Pre-tax margins increased to 11.2% from 9.5%.
Global Technology and Operations (“GTO”)
•Recurring revenues were $459 million, an increase of $52 million, or 13%. Recurring revenue growth constant currency (Non-GAAP) was 12%, driven by 6pts from the acquisition of Kyndryl’s Securities Industry Services business (“SIS”) and 6pts of organic growth.
•By product line, Recurring revenue growth and the corresponding Recurring revenue growth constant currency (Non-GAAP) were as follows:
◦Capital Markets rose 8% and 6%, respectively, primarily driven by 5pts of revenue from new sales and 3pts of Internal Growth. Internal Growth included 1pt, or $4 million, from digital asset revenues.
◦Wealth and Investment Management rose 22% and 22%, respectively, driven by 17pts from the SIS acquisition and 5pts of organic growth.
•Earnings before income taxes were $67 million, an increase of $20 million, or 42%, as higher revenues more than offset higher expenses, including the impact of the SIS acquisition.
•Pre-tax margins increased to 14.6% from 11.6%.
Other
•Earnings before income taxes were $19 million compared to Loss before income taxes of $44 million in the prior year period, primarily due to an unrealized gain on digital assets of $46 million and an $8 million decline in Interest expense, net.
Acquisitions
Signal
In August 2025, the Company acquired Signal, a UK-based provider of design, technology and consulting services that support omni-channel communications for financial services and other firms. Signal is included in the Company’s ICS reportable segment. The total purchase price was approximately $27 million.
iJoin
In September 2025, the Company acquired LDI-MAP, LLC (“iJoin”), a retirement plan technology provider specializing in participant onboarding, engagement, and analytics solutions for the retirement industry. iJoin is included in the Company’s ICS reportable segment. The total purchase price was approximately $35 million, plus an additional contingent consideration liability.

Subsequent Event
On November 3, 2025, Broadridge entered into a subscription agreement to contribute 342 million of its Canton Coins to acquire pre-funded common stock purchase warrants representing an approximate 8% interest in Tharimmune, Inc. (“Tharimmune”) via a private placement in public equity offering. Upon the closing of the offering, which is expected to occur on or about November 6, 2025, Tharimmune intends to execute a digital asset treasury strategy that includes the acquisition of Canton Coins via capital markets activities, generation of Canton Coin rewards by applying to be a Super Validator, and investing in the development of applications on the Canton Network that drive institutional utility, scalability and adoption across capital markets.
Earnings Conference Call
An analyst conference call will be held today, November 4, 2025 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419. A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 11, 2025, the recording will also be available by dialing 1-855-669-9658 within the United States or 1-412-317-0088 for international callers, using passcode 5459356 for either dial-in number.
Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, Free cash flow, and Recurring revenue growth constant currency. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items:
(i) Amortization of Acquired Intangibles and Purchased Intellectual Property, which represent non-cash amortization expenses associated with the Company’s acquisition activities
(ii) Acquisition and Integration Costs, which represent certain transaction and integration costs associated with the Company’s acquisition activities.
(iii) Restructuring and Other Related Costs, which represent costs associated with the Company’s Corporate Restructuring Initiative to exit and/or realign some of our businesses, streamline the Company’s management structure, reallocate work to lower cost locations, and reduce headcount in deprioritized areas, in addition to other restructuring activities, and
(iv) Unrealized Gains or Losses on Digital Assets, which represent the quarterly mark to market gain or loss recorded to remeasure the Company’s digital asset holdings in the form of Canton Coins to fair market value.
We exclude Acquisition and Integration Costs, Restructuring and Other Related Costs, and Unrealized Gains or Losses on Digital Assets from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance.
We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
Free cash flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Recurring revenue growth constant currency
As a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. The exclusion of the impact of foreign currency exchange fluctuations from our Recurring revenue growth, or what we refer to as amounts expressed “on a constant currency basis,” is a Non-GAAP measure. We believe that excluding the impact of foreign currency exchange fluctuations from our Recurring revenue growth provides additional information that enables enhanced comparison to prior periods.
Changes in Recurring revenue growth expressed on a constant currency basis are presented excluding the impact of foreign currency exchange fluctuations. To present this information, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2026 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2025 (the “2025 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2025 Annual Report.
These risks include:

•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•declines in participation and activity in the securities markets;
•the failure of Broadridge's key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market, economic and geopolitical conditions and their impact on the securities markets;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•competitive conditions;
•Broadridge’s ability to attract and retain key personnel; and
•the impact of new acquisitions and divestitures.
There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.
About Broadridge
Broadridge Financial Solutions (NYSE: BR) is a global technology leader with trusted expertise and transformative technology, helping clients and the financial services industry operate, innovate, and grow. We power investing, governance, and communications for our clients – driving operational resiliency, elevating business performance, and transforming investor experiences. Our technology and operations platforms process and generate over 7 billion communications annually and underpin the daily average trading of over $15 trillion in equities, fixed income, and other securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing over 15,000 associates in 21 countries. For more information about us, please visit www.broadridge.com.
Contact Information
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2025	2024
Revenues	$1,589.4	$1,422.9
Operating expenses:
Cost of revenues	1,166.8	1,075.0
Selling, general and administrative expenses	233.9	213.4
Total operating expenses	1,400.7	1,288.4
Operating income	188.8	134.4
Interest expense, net	(24.2)	(32.3)
Other non-operating income (expenses), net	48.5	(1.9)
Earnings before income taxes	213.1	100.3
Provision for income taxes	47.7	20.5
Net earnings	$165.4	$79.8

Basic earnings per share	$1.41	$0.68
Diluted earnings per share	$1.40	$0.68

Weighted-average shares outstanding:
Basic	117.0	116.9
Diluted	118.0	118.1

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	September 30, 2025	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$290.7	$561.5
Accounts receivable, net of allowance for doubtful accounts of $12.0 and $12.5, respectively	963.7	1,077.1
Other current assets	204.6	178.5
Total current assets	1,459.0	1,817.1
Property, plant and equipment, net	166.7	170.1
Goodwill	3,675.2	3,609.6
Intangible assets, net	1,263.1	1,277.4
Deferred client conversion and start-up costs	836.4	842.9
Other non-current assets	902.4	827.9
Total assets	$8,302.9	$8,545.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$499.5	$499.3
Payables and accrued expenses	840.7	1,112.8
Contract liabilities	233.6	249.1
Total current liabilities	1,573.8	1,861.2
Long-term debt	2,781.8	2,753.0
Deferred taxes	294.1	261.0
Contract liabilities	421.3	429.2
Other non-current liabilities	596.9	585.5
Total liabilities	5,667.8	5,889.9
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 116.7 and 117.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,690.4	1,663.0
Retained earnings	3,932.5	3,862.5
Treasury stock, at cost: 37.7 and 37.3 shares, respectively	(2,746.8)	(2,599.0)
Accumulated other comprehensive income (loss)	(242.5)	(272.9)
Total stockholders’ equity	2,635.1	2,655.1
Total liabilities and stockholders’ equity	$8,302.9	$8,545.0

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Three Months Ended September 30,
	2025	2024
Cash Flows From Operating Activities
Net earnings	$165.4	$79.8
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	32.7	32.3
Amortization of acquired intangibles and purchased intellectual property	50.8	48.2
Amortization of other assets	42.6	42.8
Write-down of long-lived assets and related charges	0.9	0.1
Stock-based compensation expense	15.5	14.9
Deferred income taxes	20.8	(17.3)
Digital assets change in fair market value	(45.8)	—
Other	(19.5)	(7.6)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	134.8	179.8
Other current assets	(9.3)	8.7
Payables and accrued expenses	(311.7)	(453.7)
Contract liabilities	(5.9)	(21.8)
Other non-current assets	(26.5)	(28.7)
Other non-current liabilities	(2.3)	(3.0)
Net cash flows from operating activities	42.3	(125.5)
Cash Flows From Investing Activities
Capital expenditures	(15.2)	(7.9)
Software purchases and capitalized internal use software	(14.4)	(24.2)
Acquisitions, net of cash acquired	(55.8)	(8.0)
Other investing activities	(14.6)	—
Net cash flows from investing activities	(100.0)	(40.1)
Cash Flows From Financing Activities
Debt proceeds	348.5	470.0
Debt repayments	(321.1)	(240.0)
Dividends paid	(103.1)	(93.4)
Purchases of Treasury stock	(150.5)	(0.3)
Proceeds from exercise of stock options	16.2	17.8
Other financing activities	(4.2)	(2.3)
Net cash flows from financing activities	(214.2)	151.8
Effect of exchange rate changes on Cash and cash equivalents	1.1	2.1
Net change in Cash and cash equivalents	(270.8)	(11.6)
Cash and cash equivalents, beginning of period	561.5	304.4
Cash and cash equivalents, end of period	$290.7	$292.8

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended September 30,
	2025	2024
Revenues
Investor Communication Solutions	$1,130.0	$1,015.6
Global Technology and Operations	459.5	407.2
Total	$1,589.4	$1,422.9

Earnings before Income Taxes
Investor Communication Solutions	$126.4	$96.5
Global Technology and Operations	67.3	47.4
Other	19.3	(43.7)
Total	$213.1	$100.3

Pre-tax margins:
Investor Communication Solutions	11.2%	9.5%
Global Technology and Operations	14.6%	11.6%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$9.8	$11.6
Global Technology and Operations	41.0	36.6
Total	$50.8	$48.2

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended September 30,
	2025	2024	Change
Investor Communication Solutions
Regulatory	$197.2	$189.9	4%
Data-driven fund solutions	111.0	108.0	3%
Issuer	32.7	30.9	6%
Customer communications	177.1	164.2	8%
Total ICS Recurring revenues	518.0	493.1	5%

Equity and other	24.0	21.1	14%
Mutual funds	89.8	41.9	114%
Total ICS Event-driven revenues	113.8	63.0	81%

Distribution revenues	498.1	459.5	8%

Total ICS Revenues	$1,130.0	$1,015.6	11%

Global Technology and Operations
Capital markets	$280.7	$261.0	8%
Wealth and investment management	178.8	146.2	22%
Total GTO Recurring revenues	459.5	407.2	13%

Total Revenues	$1,589.4	$1,422.9	12%

Revenues by Type
Recurring revenues	$977.5	$900.3	9%
Event-driven revenues	113.8	63.0	81%
Distribution revenues	498.1	459.5	8%
Total Revenues	$1,589.4	$1,422.9	12%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

In millions	Three Months Ended September 30,
	2025	2024	Change

Closed sales (a)	$32.5	$57.5	(43%)

Position Growth (b)
Equity positions	12%	3%
Equity revenue positions	7%	N/A
Mutual fund / ETF positions	2%	6%

Internal Trade Growth (c)	17%	10%

Amounts may not sum due to rounding.

(a) Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.
(b) Position Growth is comprised of “equity position growth” and “mutual fund/ETF position growth.” Equity position growth measures the estimated annual change in positions eligible for equity proxy materials. Beginning in the fourth quarter of fiscal year 2025, the Company began presenting information on “equity revenue position growth”. Equity revenue position growth excludes small or fractional equity positions for which the Company does not recognize revenue (“non-revenue positions”). Prior-year period comparative information for this metric is not available. Mutual fund/ETF position growth measures the estimated change in mutual fund and exchange traded fund positions eligible for interim communications. These metrics are calculated from equity proxy and mutual fund/ETF position data reported to Broadridge for the same issuers or funds in both the current and prior year periods.
(c) Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2025	2024
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$188.8	$134.4
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	50.8	48.2
Acquisition and Integration Costs	7.2	2.2
Restructuring and Other Related Costs (a)	4.4	—
Adjusted Operating income (Non-GAAP)	$251.2	$184.8
Operating income margin (GAAP)	11.9%	9.4%
Adjusted Operating income margin (Non-GAAP)	15.8%	13.0%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$165.4	$79.8
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	50.8	48.2
Acquisition and Integration Costs	7.2	2.2
Restructuring and Other Related Costs (a)	4.4	—
Unrealized Gains or Losses on Digital Assets	(45.8)	—
Subtotal of adjustments	16.6	50.3
Tax impact of adjustments (b)	(3.9)	(11.9)
Adjusted Net earnings (Non-GAAP)	$178.1	$118.3

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$1.40	$0.68
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.43	0.41
Acquisition and Integration Costs	0.06	0.02
Restructuring and Other Related Costs (a)	0.04	—
Unrealized Gains or Losses on Digital Assets	(0.39)	—
Subtotal of adjustments	0.14	0.43
Tax impact of adjustments (b)	(0.03)	(0.10)
Adjusted earnings per share (Non-GAAP)	$1.51	$1.00
(a) Restructuring and Other Related Costs for the three months ended September 30, 2025 consists of severance and other costs related to the closure of substantially all operations of a production facility. Costs incurred are not reflected in segment profit and are recorded within Corporate and Other. The total estimated pre-tax costs for actions and associated costs related to the closure are approximately $20 million to $25 million and are expected to be completed by the end of the second quarter of fiscal year 2026.
(b) Calculated using the GAAP effective tax rate, adjusted to exclude $1.9 million and $3.1 million of excess tax benefits associated with stock-based compensation for the three months ended September 30, 2025 and 2024, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Three Months Ended September 30,
	2025	2024
Reconciliation of Free cash flow
Net cash flows from operating activities (GAAP)	$42.3	$(125.5)
Capital expenditures and Software purchases and capitalized internal use software	(29.6)	(32.1)
Free cash flow (Non-GAAP)	$12.7	$(157.6)

Reconciliation of Recurring Revenue Growth Constant Currency

	Three Months Ended September 30, 2025
Investor Communication Solutions	Regulatory	Data-Driven Fund Solutions	Issuer	Customer Comms.	Total
Recurring revenue growth (GAAP)	4%	3%	6%	8%	5%
Impact of foreign currency exchange	0%	(1%)	0%	0%	0%
Recurring revenue growth constant currency (Non-GAAP)	4%	2%	6%	8%	5%

	Three Months Ended September 30, 2025
Global Technology and Operations	Capital Markets	Wealth and Investment Management	Total
Recurring revenue growth (GAAP)	8%	22%	13%
Impact of foreign currency exchange	(1%)	0%	(1%)
Recurring revenue growth constant currency (Non-GAAP)	6%	22%	12%

Three Months Ended September 30, 2025
Consolidated	Total
Recurring revenue growth (GAAP)	9%
Impact of foreign currency exchange	(1%)
Recurring revenue growth constant currency (Non-GAAP)	8%

Amounts may not sum due to rounding.

Fiscal Year 2026 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY26 Recurring revenue growth
Impact of foreign currency exchange (a)	(0.5) - 0%
Recurring revenue growth constant currency (Non-GAAP)	5 - 7%

FY26 Adjusted Operating income margin (b)
Operating income margin % (GAAP)	17 - 19%
Adjusted Operating income margin % (Non-GAAP)	20 - 21%

FY26 Adjusted earnings per share growth rate (c)
Diluted earnings per share (GAAP)	13 - 18% growth
Adjusted earnings per share (Non-GAAP)	8 - 12% growth

(a) Based on forward rates as of October 2025.
(b) Adjusted Operating income margin guidance (Non-GAAP) is adjusted to exclude the approximately $170 million impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Restructuring and Other Related Costs.
(c) Adjusted earnings per share growth guidance (Non-GAAP) is adjusted to exclude the approximately $1.10 per share impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Restructuring and Other Related Costs, and is calculated using diluted shares outstanding.